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                                                                     Exhibit 5.1

            [LOWENSTEIN, SANDLER, KOHL, FISHER & BOYLAN LETTERHEAD]


                                        October 31, 1996


Barringer Technologies Inc.
219 South Street
New Providence, New Jersey 07974

Dear Sirs:

        In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 1,437,500 shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of Barringer Technologies Inc., a Delaware corporation (the "Company"), (ii) 1,437,500 warrants to purchase shares of Common Stock (the "Purchase Warrants"), (iii) 359,375 shares of Common Stock issuable upon the exercise of the Purchase Warrants (together with such indeterminate number of additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Purchase Warrants, the "Purchase Warrant Shares"), (iv) 125,000 warrants to purchase shares of Common Stock and Purchase Warrants (the "Underwriter's Warrants"), (v) 125,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants (together with such indeterminate number of additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Underwriter's Warrants, the "Underwriter's Warrant Shares"), (vi) 125,000 Purchase Warrants issuable upon the exercise of the Underwriter's Warrants (together with such indeterminate number of additional Purchase Warrants as may become issuable pursuant to the anti-dilution provisions of the Underwriter's Warrants, the "Underwriter's Purchase Warrants"), and (vii) 31,250 shares of Common Stock issuable upon the exercise of the Underwriter's Purchase Warrants (together with such indeterminate number of additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Underwriter's Purchase Warrants, the "Underwriter's Purchase Warrant Shares"), we have

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Barringer Technologies Inc.                                     October 31, 1996
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examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, we advise you that, in our opinion:

        1. When the Registration Statement has become effective under the Act, the terms of the issue and sale of the Shares have been duly established in conformity with the Company's Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Shares have been duly issued and sold as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

        2. When the Registration Statement has become effective under the Act, the Warrant Agreement relating to the Purchase Warrants has been duly authorized, executed and delivered, the terms of the Purchase Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Purchase Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Purchase Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        3. When the Registration Statement has become effective under the Act, the terms of the Underwriter's Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Underwriter's Warrants have been duly executed and authenticated in accordance with the terms of the Underwriter's Warrants and issued and sold as contemplated by the Registration Statement, the Underwriter's Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4. Subject to the opinion set forth in paragraph 2 above, when the Underwriter's Purchase Warrants have been duly issued as contemplated in the Registration Statement upon the due exercise of the Underwriter's Warrants, and the Company has received payment in full of the exercise price therefor, the Underwriter's Purchase Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency,
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Barringer Technologies Inc.                                    October 31, 1996
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fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        5. When the Purchase Warrant Shares, the Underwriter's Warrant Shares and the Underwriter's Purchase Warrant Shares have been duly issued as contemplated in the Registration Statement and the Warrant Agreement upon the due exercise of the Purchase Warrants, the Underwriter's Warrants and the Underwriter's Purchase Warrants so that the number of shares of Common Stock then outstanding does not exceed the number of shares of Common Stock then authorized, and the Company has received payment in full of the exercise price therefor, the Purchase Warrant Shares, the Underwriter's Warrant Shares and the Underwriter's Purchase Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New Jersey and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        In rendering this opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                            Very truly yours,

                            /s/ Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.